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                                                                  EX-99.CODE ETH

                                JPMORGAN TRUST I
                               JPMORGAN TRUST II
                          UNDISCOVERED MANAGERS FUNDS
                              UM INVESTMENT TRUST
                            JPMORGAN INSURANCE TRUST
                          JPMORGAN INSTITUTIONAL TRUST
                   J. P. MORGAN MUTUAL FUND INVESTMENT TRUST
                  J. P. MORGAN FLEMING MUTUAL FUND GROUP, INC.
                         J. P. MORGAN MUTUAL FUND GROUP
                  J.P. MORGAN ACCESS MULTI-STRATEGY FUND, LLC
                        PACHOLDER HIGH YIELD FUND, INC.

                     CODE OF ETHICS FOR PRINCIPAL EXECUTIVE
                        AND PRINCIPAL FINANCIAL OFFICERS

     PERSONS COVERED BY THIS CODE OF ETHICS:
     PATRICIA A. MALESKI     PRINCIPAL EXECUTIVE OFFICER
     JOY C. DOWD             PRINCIPAL FINANCIAL OFFICER

     1.   COVERED OFFICERS/ PURPOSE OF THE CODE

          a. THIS SARBANES-OXLEY CODE OF ETHICS FOR THE JPMORGAN FUNDS (THE "FUNDS") APPLIES TO THE FUND'S PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER (THE "COVERED OFFICERS") FOR THE PURPOSE OF PROMOTING

                    i. HONEST AND ETHICAL CONDUCT, INCLUDING THE ETHICAL HANDLING OF ACTUAL OR APPARENT CONFLICTS OF INTEREST BETWEEN PERSONAL AND PROFESSIONAL RELATIONSHIPS;

                    ii. FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE DISCLOSURE IN REPORTS AND DOCUMENTS THAT A REGISTRANT FILES WITH, OR SUBMITS TO, THE SEC AND IN OTHER PUBLIC COMMUNICATIONS MADE BY THE FUNDS;

                    iii. COMPLIANCE WITH APPLICABLE LAWS AND GOVERNMENTAL RULES
                         AND REGULATIONS;

                    iv. THE PROMPT INTERNAL REPORTING OF VIOLATIONS OF THIS SARBANES-OXLEY CODE OF ETHICS TO AN APPROPRIATE PERSON OR PERSONS IDENTIFIED HEREIN; AND

                    v. ACCOUNTABILITY FOR ADHERENCE TO THIS SARBANES-OXLEY CODE OF ETHICS.

          b. EACH COVERED OFFICER SHOULD ADHERE TO A HIGH STANDARD OF BUSINESS ETHICS AND SHOULD BE SENSITIVE TO SITUATIONS THAT MAY GIVE RISE TO ACTUAL AS WELL AS APPARENT CONFLICTS OF INTEREST.

     2. COVERED OFFICERS SHOULD ETHICALLY HANDLE ACTUAL AND APPARENT CONFLICTS OF INTEREST.

A "CONFLICT OF INTEREST" OCCURS WHEN A COVERED OFFICER'S PRIVATE INTEREST INTERFERES WITH THE INTERESTS OF, OR HIS SERVICE TO, THE FUNDS. FOR EXAMPLE, A CONFLICT OF INTEREST WOULD ARISE IF A COVERED OFFICER, OR A MEMBER OF HIS FAMILY, RECEIVES IMPROPER PERSONAL BENEFITS AS A RESULT OF HIS POSITION WITH THE FUNDS.

CERTAIN CONFLICTS OF INTEREST ARISE OUT OF THE RELATIONSHIPS BETWEEN COVERED OFFICERS AND THE FUNDS AND ALREADY ARE SUBJECT TO CONFLICT OF INTEREST PROVISIONS IN THE INVESTMENT COMPANY ACT AND THE ADVISERS ACT. FOR EXAMPLE, COVERED OFFICERS MAY NOT INDIVIDUALLY ENGAGE IN CERTAIN TRANSACTIONS (SUCH AS THE PURCHASE OR SALE OF SECURITIES OR OTHER PROPERTY) WITH THE FUNDS BECAUSE OF THEIR STATUS AS "AFFILIATED PERSONS" OF THE FUNDS. THE FUNDS AND THE INVESTMENT ADVISER'S COMPLIANCE PROGRAMS AND PROCEDURES ARE DESIGNED TO PREVENT, OR IDENTIFY AND CORRECT, VIOLATIONS OF THESE PROVISIONS. THIS SARBANES-OXLEY CODE OF ETHICS DOES NOT, AND IS NOT INTENDED TO, REPEAT OR REPLACE THESE PROGRAMS AND PROCEDURES.
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ALTHOUGH TYPICALLY NOT PRESENTING AN OPPORTUNITY FOR IMPROPER PERSONAL BENEFIT,
CONFLICTS MAY ARISE FROM, OR AS A RESULT OF, THE CONTRACTUAL RELATIONSHIP BETWEEN THE FUNDS AND THE INVESTMENT ADVISERS, PRINCIPAL UNDERWRITERS, ADMINISTRATORS, AND/OR AFFILIATED PERSONS THEREOF (THE "FUNDS PRINCIPAL SERVICE PROVIDERS") OF WHICH THE COVERED OFFICERS ARE ALSO OFFICERS OR EMPLOYEES. AS A RESULT, THE SARBANES-OXLEY CODE OF ETHICS RECOGNIZES THAT THE COVERED OFFICERS WILL, IN THE NORMAL COURSE OF THEIR DUTIES (WHETHER FORMALLY FOR THE COMPANY, THE FUNDS PRINCIPAL SERVICE PROVIDERS, OR FOR BOTH) BE INVOLVED IN ESTABLISHING POLICIES AND IMPLEMENTING DECISIONS THAT WILL HAVE DIFFERENT EFFECTS ON THE FUNDS PRINCIPAL SERVICE PROVIDERS AND THE FUNDS. THE PARTICIPATION OF THE COVERED OFFICERS IN SUCH ACTIVITIES IS INHERENT IN THE CONTRACTUAL RELATIONSHIP BETWEEN THE FUNDS AND THE FUNDS PRINCIPAL SERVICE PROVIDERS AND IS CONSISTENT WITH THE PERFORMANCE BY THE COVERED OFFICERS OF THEIR DUTIES AS OFFICERS OF THE FUNDS. THUS, IF PERFORMED IN CONFORMITY WITH THE PROVISIONS OF THE INVESTMENT COMPANY ACT AND THE INVESTMENT ADVISERS ACT, SUCH ACTIVITIES WILL BE DEEMED TO HAVE BEEN HANDLED ETHICALLY. IN ADDITION, IT IS RECOGNIZED BY THE FUND'S BOARD THAT THE COVERED OFFICERS MAY ALSO BE OFFICERS OR EMPLOYEES OF ONE OR MORE OTHER INVESTMENT COMPANIES COVERED BY THIS OR OTHER CODES.

OTHER CONFLICTS OF INTEREST ARE COVERED BY THE SARBANES-OXLEY CODE OF ETHICS, EVEN IF SUCH CONFLICTS OF INTEREST ARE NOT SUBJECT TO PROVISIONS IN THE INVESTMENT COMPANY ACT AND THE ADVISERS ACT. THE FOLLOWING LIST PROVIDES EXAMPLES OF CONFLICTS OF INTEREST UNDER THE SARBANES-OXLEY CODE OF ETHICS, BUT COVERED OFFICERS SHOULD KEEP IN MIND THAT THESE EXAMPLES ARE NOT EXHAUSTIVE. THE OVERARCHING PRINCIPLE IS THAT THE PERSONAL INTEREST OF A COVERED OFFICER SHOULD NOT BE PLACED IMPROPERLY BEFORE THE INTEREST OF THE FUNDS.

     3.   EACH COVERED OFFICER MUST:

               a. NOT USE HIS PERSONAL INFLUENCE OR PERSONAL RELATIONSHIPS IMPROPERLY TO INFLUENCE INVESTMENT DECISIONS AND/OR FINANCIAL REPORTING BY THE FUNDS WHEREBY THE COVERED OFFICER WOULD BENEFIT PERSONALLY TO THE DETRIMENT OF THE FUNDS;

               b. NOT CAUSE THE FUNDS TO TAKE ACTION, OR FAIL TO TAKE ACTION, FOR THE INDIVIDUAL PERSONAL BENEFIT OF THE COVERED OFFICER RATHER THAN THE BENEFIT THE FUNDS;

               c. COMPLETE ON AN ANNUAL BASIS THE FUNDS' TRUSTEE AND OFFICER QUESTIONNAIRE WHICH REQUESTS INFORMATION REGARDING OTHER BUSINESS AFFILIATIONS AND RELATIONSHIPS

     4.   IN FURTHERANCE OF THE ABOVE, BELOW ARE SOME EXAMPLES OF CONFLICT OF
          INTEREST: SITUATIONS THAT SHOULD BE DISCUSSED WITH THE INVESTMENT ADVISER'S COMPLIANCE DEPARTMENT, WHICH IS RESPONSIBLE FOR THE DAY-TO-DAY MONITORING OF THE INVESTMENT ADVISER AND/OR THE FUNDS CHIEF COMPLIANCE OFFICER. EXAMPLES OF THESE INCLUDE, BUT ARE NOT LIMITED TO:

               a. SERVING AS A DIRECTOR ON THE BOARD OF ANY PUBLIC, PRIVATE COMPANY OR NOT FOR PROFIT ORGANIZATION;

               b.   THE RECEIPT OF ANY GIFTS IN EXCESS OF $100;

               c. THE RECEIPT OF ANY ENTERTAINMENT FROM ANY COMPANY WITH WHICH THE FUNDS HAVE CURRENT OR PROSPECTIVE BUSINESS DEALINGS UNLESS SUCH ENTERTAINMENT IS BUSINESS RELATED, REASONABLE IN COST, APPROPRIATE AS TO TIME AND PLACE, AND NOT SO FREQUENT AS TO RAISE ANY QUESTION OF IMPROPRIETY OR OTHER FORMULATION AS THE FUNDS ALREADY USE IN ANOTHER CODE OF CONDUCT;

               d. ANY OWNERSHIP INTEREST IN, OR ANY CONSULTING OR EMPLOYMENT RELATIONSHIP WITH, ANY OF THE FUNDS' SERVICE PROVIDERS, OTHER THAN THE FUNDS PRINCIPAL SERVICE PROVIDERS.;

               e. A DIRECT OR INDIRECT FINANCIAL INTEREST IN COMMISSIONS, TRANSACTION CHARGES OR SPREADS PAID BY THE FUNDS FOR EFFECTING PORTFOLIO TRANSACTIONS OR FOR SELLING OR REDEEMING SHARES SUCH AS COMPENSATION OR EQUITY OWNERSHIP OTHER THAN AN INTEREST ARISING FROM THE COVERED OFFICER'S EMPLOYMENT WITH THE FUNDS' PRINCIPAL SERVICE PROVIDERS.

     5.   DISCLOSURE AND COMPLIANCE

               a. EACH COVERED OFFICER SHOULD FAMILIARIZE HIMSELF WITH THE DISCLOSURE REQUIREMENTS GENERALLY APPLICABLE TO THE FUND;

               b. EACH COVERED OFFICER SHOULD NOT KNOWINGLY MISREPRESENT, OR CAUSE OTHERS TO MISREPRESENT, FACTS ABOUT THE FUND TO OTHERS, WHETHER WITHIN OR OUTSIDE THE FUND, INCLUDING TO THE FUND'S DIRECTORS AND AUDITORS, AND/OR TO GOVERNMENTAL REGULATORS AND SELF-REGULATORY ORGANIZATIONS;

               c. IT IS THE RESPONSIBILITY OF EACH COVERED OFFICER TO PROMOTE COMPLIANCE WITH THE STANDARDS AND RESTRICTIONS IMPOSED BY APPLICABLE LAWS, RULES AND REGULATIONS;
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     6.   REPORTING AND ACCOUNTABILITY

               a.   EACH COVERED OFFICER MUST:

                         i. UPON ADOPTION OF THIS SARBANES-OXLEY CODE OF ETHICS (OR THEREAFTER AS APPLICABLE, UPON BECOMING A COVERED OFFICER), AFFIRM IN WRITING TO THE BOARD THAT HE HAS RECEIVED, READ, AND UNDERSTANDS THE CODE;

                         ii. ANNUALLY THEREAFTER AFFIRM TO THE BOARD THAT HE HAS COMPLIED WITH THE REQUIREMENTS OF THIS SARBANES-OXLEY CODE OF ETHICS;

                         iii. NOT RETALIATE AGAINST ANY OTHER COVERED OFFICER
                              AND/OR ANY EMPLOYEE OF THE FUNDS OR AFFILIATED PERSONS FOR REPORTS OF POTENTIAL VIOLATIONS THAT ARE MADE IN GOOD FAITH; AND

                         iv. NOTIFY THE FUNDS' CHIEF COMPLIANCE OFFICER PROMPTLY IF HE KNOWS OF ANY VIOLATION OF THIS SARBANES-OXLEY CODE OF ETHICS.

               b.   FAILURE TO TAKE ANY OF THE ACTIONS SPECIFIED IN SECTION
                    6(a) ABOVE IS ITSELF A VIOLATION OF THIS SARBANES-OXLEY CODE OF ETHICS.

               c. THE FUNDS' CHIEF COMPLIANCE OFFICER IS RESPONSIBLE FOR APPLYING THIS SARBANES-OXLEY CODE OF ETHICS TO SPECIFIC SITUATIONS IN WHICH QUESTIONS ARE PRESENTED RELATING TO THE CODE. THE CHIEF COMPLIANCE OFFICER HAS THE AUTHORITY TO INTERPRET THIS SARBANES-OXLEY CODE OF ETHICS IN ANY PARTICULAR SITUATION. HOWEVER, ANY WAIVERS SOUGHT BY THE COVERED OFFICER WILL REQUIRE PRIOR REVIEW AND APPROVAL BY THE FUNDS' BOARD.

               d. THE FUNDS WILL FOLLOW THESE PROCEDURES IN INVESTIGATING AND ENFORCING THIS SARBANES-OXLEY CODE OF ETHICS:

                         i. THE FUNDS' CHIEF COMPLIANCE OFFICER (OR HIS DESIGNEE) WILL TAKE ALL APPROPRIATE ACTION TO INVESTIGATE ANY POTENTIAL VIOLATIONS REPORTED TO HIM;

                         ii. IF, AFTER SUCH INVESTIGATION, THE FUNDS' CHIEF COMPLIANCE OFFICER BELIEVES THAT NO VIOLATION HAS OCCURRED, THE CHIEF COMPLIANCE OFFICER IS NOT REQUIRED TO TAKE ANY FURTHER ACTION;

                         iii. ANY MATTER THE FUNDS' CHIEF COMPLIANCE OFFICER
                              BELIEVES TO BE A VIOLATION WILL BE REPORTED TO THE FUNDS' BOARD WHICH WILL CONSIDER APPROPRIATE ACTION, WHICH MAY INCLUDE REVIEW OF, AND/OR APPROPRIATE MODIFICATIONS TO, APPLICABLE POLICIES AND PROCEDURES; NOTIFICATION TO APPROPRIATE PERSONNEL OF THE INVESTMENT ADVISER OR ITS BOARD; AND/OR A RECOMMENDATION TO DISMISS THE COVERED OFFICER;

                         iv. THE FUNDS' BOARD WILL BE RESPONSIBLE FOR GRANTING WAIVERS, AS APPROPRIATE; AND

                         v. ANY CHANGES TO, OR WAIVERS OF THIS SARBANES-OXLEY CODE OF ETHICS WILL, TO THE EXTENT REQUIRED, BE DISCLOSED TO THE FUNDS' BOARD AS PROVIDED BY SEC RULES.

     7. THIS SARBANES-OXLEY CODE OF ETHICS SHALL BE THE SOLE CODE OF ETHICS ADOPTED BY THE FUNDS FOR PURPOSES OF SECTION 406 OF THE SARBANES-OXLEY ACT AND THE RULES AND FORMS APPLICABLE TO REGISTERED INVESTMENT COMPANIES THEREUNDER. INSOFAR AS OTHER POLICIES OR PROCEDURES OF THE FUNDS, THE FUNDS' ADVISER, PRINCIPAL UNDERWRITER, OR OTHER SERVICE PROVIDERS GOVERN OR PURPORT TO GOVERN THE BEHAVIOR OR ACTIVITIES OF THE COVERED OFFICERS WHO ARE SUBJECT TO THIS SARBANES-OXLEY CODE OF ETHICS, THEY ARE SUPERSEDED BY THE SARBANES-OXLEY CODE OF ETHICS TO THE EXTENT THAT THEY OVERLAP OR CONFLICT WITH THE PROVISIONS OF THIS SARBANES-OXLEY CODE OF ETHICS. THE FUNDS' AND THEIR INVESTMENT ADVISER'S CODES OF ETHICS UNDER RULE 17J-L, UNDER THE INVESTMENT COMPANY ACT, THE ADVISER'S MORE DETAILED POLICIES AND PROCEDURES SET FORTH IN THE INVESTMENT ADVISER'S CODE OF ETHICS ARE SEPARATE REQUIREMENTS APPLYING TO THE COVERED OFFICERS AND OTHERS, AND ARE NOT PART OF THIS SARBANES-OXLEY CODE OF ETHICS.

     8. ANY AMENDMENTS TO THE SARBANES-OXLEY CODE OF ETHICS, OTHER THAN AMENDMENTS TO EXHIBIT A, MUST BE APPROVED OR RATIFIED BY A MAJORITY VOTE OF THE FUNDS' BOARD, INCLUDING A MAJORITY OF INDEPENDENT DIRECTORS OR TRUSTEES.

     9. ALL REPORTS AND RECORDS PREPARED OR MAINTAINED PURSUANT TO THIS SARBANES-OXLEY CODE OF ETHICS WILL BE CONSIDERED CONFIDENTIAL AND SHALL BE MAINTAINED AND PROTECTED ACCORDINGLY. EXCEPT AS OTHERWISE REQUIRED BY LAW OR THIS SARBANES-OXLEY CODE OF ETHICS, SUCH MATTERS SHALL NOT BE DISCLOSED TO ANYONE.

     10. ALL REPORTS AND RECORDS MAINTAINED UNDER THIS SARBANES-OXLEY CODE OF ETHICS ARE INTENDED SOLELY FOR INTERNAL USE BY THE FUNDS AND DOES NOT CONSTITUTE AN ADMISSION, BY OR ON BEHALF OF ANY COMPANY, AS TO ANY FACT, CIRCUMSTANCE, OR LEGAL CONCLUSION.